UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2020

CDK Global, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-36486	46-5743146
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1950 Hassell Road, Hoffman Estates, IL 60169
(Address of Principal Executive Offices) (Zip Code)

(847) 397-1700
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the
Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	CDK	NASDAQ Global Select Market

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Registrant’s 2020 Annual Meeting of Stockholders was held on November 12, 2020. There were present at the meeting, either in person or by proxy, holders of 108,454,126 shares of common stock.

1.	The following nominees were elected to the Registrant’s Board of Directors for the ensuing year. The votes cast for each nominee were as follows:

Name	For	Against	Abstain	Broker Non-Votes
Leslie A. Brun	92,821,446	6,087,147	93,482	9,452,051
Willie A. Deese	96,569,991	2,268,347	163,737	9,452,051
Amy J. Hillman	96,604,561	2,236,936	160,578	9,452,051
Brian M. Krzanich	98,522,828	306,646	172,601	9,452,051
Stephen A. Miles	96,269,428	2,556,326	176,321	9,452,051
Robert E. Radway	96,276,871	2,560,783	164,421	9,452,051
Stephen F. Schuckenbrock	96,934,845	1,900,938	166,292	9,452,051
Frank S. Sowinski	97,192,863	1,642,964	166,248	9,452,051
Eileen J. Voynick	97,206,547	1,636,566	158,962	9,452,051

2.	The results of the advisory voting on executive compensation of our Named Executive Officers for the fiscal year ending June 30, 2020 were as follows:

For	Against	Abstain	Broker Non-Votes
91,308,082	7,411,241	282,752	9,452,051

3.	The results of the voting to ratify the appointment of Deloitte & Touche LLP to serve as the Registrant's independent registered public accounting firm for the fiscal year ending June 30, 2021 were as follows:

For	Against	Abstain	Broker Non-Votes
107,978,204	361,515	114,407	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 17, 2020	CDK Global, Inc.
	By:	/s/ JOSEPH A. TAUTGES Joseph A. Tautges Executive Vice President, Chief Financial Officer